UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2006 (October 2, 2006)

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-1174	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company,
N. A., Trustee
Global Corporate Trust
221 West Sixth Street
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (800) 852-1422

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      Other Events.

Effective October 2, 2006, The Bank of New York Trust Company, N. A. has replaced JPMorgan Chase Bank, N.A. as trustee for Eastern American Natural Gas Trust pursuant to the Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co. (the “Purchase Agreement”).  The assumption of these duties is made in connection with the sale by JPMorgan Chase Bank of substantially all of its corporate trust business to The Bank of New York pursuant to the Purchase Agreement.

A copy of the Purchase Agreement is included as Exhibit 99.1 to The Bank of New York Company, Inc.’s current report on Form 8-K (File No. 1-06152) filed on April 13, 2006 and is incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1

Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co. (incorporated by reference to Exhibit 99.1 to The Bank of New York, Inc.’s current report on Form 8-K (File No. 1-06152) filed on April 13, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By:	The Bank of New York Trust Company,
N. A., as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date: October 4, 2006

Exhibit Index

Exhibit Number	Description

99.1

Purchase and Assumption Agreement dated April 7, 2006 by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co. (incorporated by reference to Exhibit 99.1 to The Bank of New York, Inc.’s current report on Form 8-K (File No. 1-06152) filed on April 13, 2006).